Exhibit 99.1

PACIFIC ENERGY PARTNERS, L.P.

	PACIFIC ENERGY	VALERO L.P.
Contacts:
	Media & Investors –	Media –	News
Release
	Aubrye Harris Manager, Investor Relations (562) 728-2871 (562) 728-2881 (FAX) aharris@PacificEnergy.com	Mary Rose Brown Senior Vice President, Corporate Communications (210) 345-2314 maryrose.brown@valero.com

Investors –

Eric Fisher Vice President, Investor Relations (210) 345-2896 eric.fisher@valero.com

	New York Stock Exchange (PPX)	New York Stock Exchange (VLI)

FOR IMMEDIATE RELEASE

PACIFIC ENERGY PARTNERS, L.P. ANNOUNCES THE CLOSING OF THE ACQUISITION OF CERTAIN TERMINAL AND PIPELINE ASSETS FROM VALERO L.P.

Long Beach, California, September 30, 2005…Pacific Energy Partners, L.P. (NYSE:PPX) (“Pacific”) announced the closing today of the acquisition, by two of its wholly-owned subsidiaries, of certain terminal and pipeline assets from Valero L.P. (NYSE:VLI).  The contract purchase price of the assets was $455 million, plus closing costs and the assumption of certain environmental and other operating liabilities.

The terminals and pipeline system being acquired by Pacific from Valero L.P. include:

•                  West Coast Terminals in the San Francisco, California area – The Martinez Terminal and the Richmond Terminal, which have approximately 4.1 million barrels of combined refined products and crude oil storage capacity.

•                  East Coast Terminals in the Philadelphia, Pennsylvania area – The North Philadelphia Terminal, the South Philadelphia Terminal and the Paulsboro, New Jersey Terminal, which have a combined refined products storage capacity of 3.1 million barrels.

•                  West Pipeline System in the U.S. Rocky Mountain region – This system consists of 550 miles of refined products pipeline extending from Casper, Wyoming east to Rapid City, South Dakota and south to Colorado Springs, Colorado.  The system includes products terminals at Rapid City, South Dakota, Cheyenne, Wyoming, and Denver and Colorado Springs, Colorado with a combined storage capacity of 1.7 million barrels.

“We are extremely pleased to complete this acquisition, which provides Pacific with high quality, strategically located assets and establishes a platform for near term and future growth in the refined products business.  These premium assets provide both asset class and geographic diversity and are stable, fee-based assets with no direct commodity price exposure,” stated Irv Toole, President and Chief Executive Officer of Pacific.  “Pacific’s management team has already taken steps to promptly and efficiently integrate these assets with Pacific’s existing operations.  As previously announced, we expect the transaction to be immediately accretive to cash available for distribution to our limited partners.  We expect to invest about $15 million for growth initiatives over the next twelve months and forecast EBITDA from these assets for full year 2006 of approximately $42 million.  Capital additions totaling approximately $25 million to be undertaken in 2007 and 2008 are expected to provide significant additional accretion.”

Curt Anastasio, President and Chief Executive Officer of Valero L.P., stated, “Divesting these assets on favorable terms is great news for our unitholders because we plan to use the proceeds from the divestiture to pay down debt, strengthen our balance sheet and position the partnership for future growth opportunities. It’s also great news for the employees and the community because Pacific Energy Partners, L.P., is a good company with a strong commitment to safety and the environment.  And they have committed to hiring all employees and providing them with comparable pay, benefits and employment opportunities. For all of these reasons, this is a win-win situation for everyone.”

Management of Pacific is expected to recommend to its Board of Directors an increase in its cash distribution of $0.12 per limited partner unit annually, or $0.03 per quarter.  This increase, if approved, would be payable in February 2006, for the fourth quarter of 2005.  With this increase associated with the Valero L.P. asset acquisition, as well as an additional $0.05 per limited partner unit annually, or $0.0125 per quarter, associated with the start-up of Pacific’s initiating synthetic crude oil facility in Edmonton, the increased cash distribution rate would equal an annual rate of $2.22 per limited partner unit, an 8.3% increase over the current cash distribution rate.

In connection with the closing of the acquisition, Pacific also closed today the previously announced private placement of 4.3 million common units and a new $400 million, five-year revolving credit facility.  Due to completion in September 2005 of the previously announced public equity offering of 5.2 million common units and a private placement of $175 million of senior unsecured notes, Pacific did not utilize a $300 million 364-day credit facility commitment and, accordingly, the commitment expired.

About Pacific:

Pacific Energy Partners, L.P. is a master limited partnership headquartered in Long Beach, California.  Pacific is engaged in the business of gathering, transporting, storing and distributing crude oil, refined products and other related products in California, the Rocky Mountain region, including Alberta, Canada, and the East Coast.  Pacific generates revenues by transporting such commodities on its pipelines and by leasing capacity in its storage facilities.  Pacific also buys, blends and sells crude oil, activities that are complementary to its crude pipeline operations.  For additional information about Pacific, please visit our website at www.PacificEnergy.com.

About Valero L.P.:

Valero L.P. is a master limited partnership based in San Antonio, with 9,150 miles of pipeline, 94 terminal facilities and four crude oil storage facilities.  One of the largest terminal and independent petroleum liquids pipeline operators in the nation, the partnership has terminal facilities in 25 U.S. states, Canada, Mexico, the Netherlands Antilles, the Netherlands, Australia, New Zealand and the United Kingdom.  The partnership’s combined system has approximately 77.6 million barrels of storage capacity, and includes crude oil and refined product pipelines, refined product terminals, petroleum and a specialty liquids storage and terminaling business, as well as crude oil storage tank facilities.  For more information, visit Valero L.P.’s web site at www.valerolp.com.

This news release may include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements.  Although Pacific believes that the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  The estimates associated with the acquisition are based on facts known at the time of estimation and Pacific’s assessment of the ultimate outcome.  The achievement of the forecast 2006 EBITDA is dependent on many factors, including the timely construction and leasing of additional storage tanks.  The forward-looking statements involve risks and uncertainties that may affect Pacific’s operations and financial performance.  Among the factors that could cause results to differ materially are those risks discussed in Pacific’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.

EBITDA is used as a supplemental performance measure by management and by external users of Pacific’s financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (i) the financial performance of the partnership’s assets without regard to financing methods, capital structures or historical cost basis; (ii) the ability of the partnership’s assets to generate cash sufficient to pay interest cost and support the partnership’s indebtedness; (iii) Pacific’s operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing and capital structure; and (iv) the viability of projects and the overall rates of return on alternative investment opportunities. EBITDA is not a generally accepted accounting principle (“GAAP”) financial measure and should not be considered as an alternative to net income, income before taxes, cash flows from operating activities, or any other measure of financial performance presented in accordance with GAAP.  EBITDA is not intended to represent cash flow.  Pacific’s EBITDA may not be comparable to EBITDA or similarly titled measures of other companies.  Pacific is forecasting 2006 cash flow from operating activities, for the acquired assets, of $31 million, based on its projected EBITDA of $42 million less projected interest expense of $11 million from the debt component of the financing for the acquisition.  Interest expense will vary for many reasons, including general market conditions.  Cash flow from operating activities is a GAAP financial measure.

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